UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 16, 2009 (June 16, 2009)

The Nielsen Company B.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	333-142546-29	98-0366864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

770 Broadway New York, New York 10003 (646) 654 5000	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 16, 2009, The Nielsen Company B.V. (“Nielsen” or the “Company”) announced that Nielsen Finance LLC (“Nielsen Finance”), its wholly owned subsidiary, received the requisite consent to amend its senior secured credit facilities to permit, among other things: (i) future issuances of additional secured notes or loans, which may include, in each case, indebtedness secured on a pari passu basis with Nielsen Finance’s obligations under the senior secured credit facilities, so long as (a) the net cash proceeds from any such issuance are used to prepay term loans under the senior secured credit facilities at par until $500 million of term loans have been paid, and (b) 90% of the net cash proceeds in excess of the first $500 million from any such issuance (but all of the net cash proceeds after the first $2.0 billion) are used to prepay term loans under the senior secured credit facilities at par; and (ii) allow Nielsen Finance to agree with lenders to extend the maturity of their term loans and revolving commitments and for it to pay increased interest rates or otherwise modify the terms of their loans in connection with such an extension (subject to certain limitations, including mandatory increases of interest rates under certain circumstances) (collectively, the “Amendment”). In connection with the Amendment, Nielsen Finance has offered lenders the option of extending the maturity of their existing term loans from August 9, 2013 to May 1, 2016. The interest rate margins of term loans that have been extended will be increased to 3.75%. The amount of term loans that may be accepted for extension is limited to $1.25 billion (or such greater amount as Nielsen Finance may elect).

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2009	THE NIELSEN COMPANY B.V.

	By:	/s/ David E. Berger
	Name:	David E. Berger
	Title:	Senior Vice President and Corporate Controller
(Principal Accounting Officer)